Independent Auditors' Consent
                     ----------------------------


The Board of Directors
Westwood Homestead Financial Corporation:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the Prospectus.

Our report refers to a change in accounting for certain investments in debt and equity securities in 1994.



                              /s/ KPMG Peat Marwick LLP
                              -------------------------
                              KPMG Peat Marwick LLP



Cincinnati, Ohio
August 15, 1996